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                                                                    EXHIBIT 99.1



                          GENPHARM INTERNATIONAL, INC.

                            CONSENT OF SHAREHOLDERS


The undersigned shareholder of GenPharm International, Inc., a California corporation ("GenPharm"), with respect to all of the shares of common stock, without par value ("GenPharm Common Stock"), and preferred stock, without par value ("GenPharm Preferred Stock"), of GenPharm of which the undersigned was the record holder at the close of business on _______________, 1997 (the "Record Date"), hereby authorizes and approves (or, if so indicated, disapproves), by consent in writing without a meeting, pursuant to Section 603 of the California General Corporation Law, as amended (the "CGCL"), the following proposals that are described in the Prospectus/Consent Solicitation Statement dated __________________, 1997 (defined terms contained therein have the same meanings in this Consent).

1.   The Merger Agreement among GenPharm, Medarex and Merger Sub, and the
     Merger.
     (Note: Approval of this proposal is required in order for the Merger to occur).

     [ ] Approve

     [ ] Disapprove

2.   The Required Amendments to the GenPharm Articles of Incorporation.  (Note:
     Approval of this proposal is required in order for the Merger to occur).

     [ ] Approve

     [ ] Disapprove

3. The Stock Bonus to the GenPharm Chief Executive Officer (described on pages ____________ of the Prospectus/Consent Solicitation Statement).

     [ ] Approve

     [ ] Disapprove

By execution hereof, the undersigned acknowledges receipt of the accompanying Prospectus/Consent Solicitation Statement and acknowledges and agrees that as a result of signing this Consent the undersigned hereby waives and loses any right to dissent from the proposed Merger and obtain payment for the undersigned's shares of GenPharm Common Stock pursuant to Chapter 13 of the CGCL.

Effective upon the consummation of the Merger and as a result of the execution of this Consent, the undersigned hereby waives any rights or claims (known or unknown) the undersigned may have against GenPharm, Medarex or any of their respective officers, directors, shareholders, affiliates, successors, or assigns, as a result of the acquisition or ownership of shares of GenPharm
Common Stock, GenPharm Preferred Stock, or any options or warrants to purchase GenPharm Common Stock or GenPharm Preferred Stock, except for such rights or claims as are expressly set forth in the Merger Agreement.
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This Consent is one of several consents, identical in form to this Consent, that are being signed by the holders of record on the Record Date of issued and outstanding shares of GenPharm Common Stock and GenPharm Preferred Stock, all of which Consents taken together are intended to constitute action by the shareholders of GenPharm by consent in writing without a meeting pursuant to
Section 603 of the CGCL.

    Signature of Shareholder:
                                        -----------------------------
    Print name of Shareholder:
                                        -----------------------------

     (Individuals should sign exactly as name appears on the stock certificate. Trustees, officers and partners signing for trusts, corporations and partnerships should indicate anem and title of hte individual who signs. The space provided for trusts, corporatoins and partnerships.)


                                -----------------------------
                                By
                                   --------------------------

                                -----------------------------

    Shares beneficially owned:
                                shares of Common Stock
    ---------------------------
                                shares of Series A Preferred Stock
    ---------------------------
                                shares of Series B Preferred Stock
    ---------------------------
                                shares of Series C Preferred Stock
    ---------------------------
                                shares of Series D Preferred Stock
    ---------------------------
                                shares of Series E Preferred Stock
    ---------------------------
                                shares of Series F Preferred Stock
    ---------------------------
                                shares of Series G Preferred Stock
    ---------------------------
                                shares of Series H Preferred Stock
    ---------------------------
                                shares of Series I Preferred Stock
    ---------------------------

Date:          , 1997